Exhibit 99.1

Financial Statements and Report of Independent Certified Public Accountants

Internet Broadcasting Systems, Inc.

December 31, 2013 and 2012

Report of Independent Certified Public Accountants

Board of Directors
Internet Broadcasting Systems, Inc.

We have audited the accompanying financial statements of Internet Broadcasting Systems, Inc. (a Delaware corporation), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Broadcasting Systems, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Minneapolis, Minnesota
June 6, 2014

FINANCIAL STATEMENTS

Internet Broadcasting Systems, Inc.

BALANCE SHEETS

December 31,

ASSETS	2013	2012

CURRENT ASSETS
Cash and cash equivalents	$981,106	$2,572,228
Accounts receivable	849,986	700,392
Prepaid expenses	219,786	215,491

Total current assets	2,050,878	3,488,111

PROPERTY AND EQUIPMENT – AT COST
Computer hardware	5,435,395	5,395,717
Computer software	9,397,048	8,857,136
Furniture and equipment	4,063,506	4,063,506
Leasehold improvements	3,855,113	3,855,113
	22,751,062	22,171,472
Accumulated depreciation and amortization	(17,742,898)	(15,091,479)
	5,008,164	7,079,993

	$7,059,042	$10,568,104

The accompanying notes are an integral part of these financial statements.

Internet Broadcasting Systems, Inc.

BALANCE SHEETS - CONTINUED

December 31,

LIABILITIES AND SHAREHOLDERS’ EQUITY	2013	2012

CURRENT LIABILITIES
Accounts payable	$779,406	$539,173
Accrued expenses	750,851	680,486
Deferred revenues	424,007	7,382
Deferred lease credits – current	190,941	324,436
Long-term debt – current	-	1,057,364
Liabilities of discontinued operations	-	54,791

Total current liabilities	2,145,205	2,663,632

LONG-TERM OBLIGATIONS
Other long-term obligations	83,698	166,027
Deferred lease credits – net of current portion	147,671	270,362
Long-term debt – net of current portion	-	86,072
	231,369	522,461

COMMITMENTS AND CONTINGENCIES (NOTE J)

SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 125,000,000 shares; 72,040,431 shares issued and outstanding at December 31, 2013 and 2012	720,404	720,404
Additional paid-in capital	121,922,696	121,751,948
Accumulated deficit	(117,960,632)	(115,090,341)

Total shareholders’ equity	4,682,468	7,382,011

	$7,059,042	$10,568,104

The accompanying notes are an integral part of these financial statements.

Internet Broadcasting Systems, Inc.

STATEMENTS OF OPERATIONS

Years Ended December 31,

	2013	2012

Net revenues	$19,904,171	$19,298,052
Cost of revenues	13,236,579	13,140,424
Gross margin	6,667,592	6,157,628

Operating expenses:
Research and development	1,986,046	3,194,959
Sales and marketing	760,235	1,334,432
General and administrative	4,050,699	4,662,093
Depreciation of property and equipment	1,344,776	1,375,680
Amortization of intangible assets	1,342,465	976,478
Total operating expenses	9,484,221	11,543,642

Loss from operations	(2,816,629)	(5,386,014)

Other income (expense):
Interest income	1,463	11,873
Interest expense	(35,679)	(90,561)
Other nonoperating income	1,233	87,268
Other nonoperating expense	(75,470)	(25)
Total other income (expense), net	(108,453)	8,555

Loss from continuing operations before income taxes	(2,925,082)	(5,377,459)

Income tax benefit	-	2,299

Loss from continuing operations	(2,925,082)	(5,375,160)

Discontinued operations:
Income from discontinued operations	54,791	-
Total income from discontinued operations	54,791	-

NET LOSS	$(2,870,291)	$(5,375,160)

The accompanying notes are an integral part of these financial statements.

Internet Broadcasting Systems, Inc.

STATEMENTS OF SHAREHOLDERS' EQUITY

Years Ended December 31, 2013 and 2012

			Additional
	Common stock		paid-in	Accumulated
	Shares	Amount	capital	deficit	Total

Balance at December 31, 2011	72,040,431	$720,404	$121,558,093	$(109,715,181)	$12,563,316
Stock-based compensation expense	-	-	193,855	-	193,855
Net loss	-	-	-	(5,375,160)	(5,375,160)

Balance at December 31, 2012	72,040,431	720,404	121,751,948	(115,090,341)	7,382,011
Stock-based compensation expense	-	-	170,748	-	170,748
Net loss	-	-	-	(2,870,291)	(2,870,291)

Balance at December 31, 2013	72,040,431	$720,404	$121,922,696	$(117,960,632)	$4,682,468

The accompanying notes are an integral part of these financial statements.

Internet Broadcasting Systems, Inc.

STATEMENTS OF CASH FLOWS

Years Ended December 31,

	2013	2012
Cash flows from operating activities:
Net loss	$(2,870,291)	$(5,375,160)
Income from discontinued operations	(54,791)	-
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	2,687,241	2,352,158
Loss (gain) on disposal of equipment	419	(7,015)
Amortization of deferred lease credits	(358,633)	(324,437)
Forgiveness of long-term debt	-	(44,791)
Stock-based compensation	170,748	193,855
Change in operating assets and liabilities:
Accounts receivable	(144,715)	(37,791)
Prepaid expenses	(4,295)	104,110
Deferred costs	-	18,755
Accounts payable	205,503	(103,376)
Accrued expenses	69,752	(364,292)
Current and other long-term obligations	(82,329)	(7,945)
Revenue sharing payable	613	-
Deferred revenues	416,625	(108,211)

Net cash provided by (used in) operating activities	35,847	(3,704,140)

Cash flows from investing activities:
Purchases of property and equipment	(94,890)	(157,553)
Capitalized software development	(492,000)	(1,198,000)
Proceeds from sale of property and equipment	910	7,015

Net cash used in investing activities	(585,980)	(1,348,538)

Internet Broadcasting Systems, Inc.

STATEMENTS OF CASH FLOWS - CONTINUED

Years Ended December 31,

	2013	2012
Cash flows from financing activities:
Repayment of long-term debt	$(1,040,989)	$(1,076,143)

Net cash used in financing activities	(1,040,989)	(1,076,143)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,591,122)	(6,128,821)

Cash and cash equivalents at beginning of year	2,572,228	8,701,049

Cash and cash equivalents at end of year	$981,106	$2,572,228

Supplemental cash flow information:
Cash paid for interest	$31,418	$106,167
Cash paid for income taxes	-	28,701

The accompanying notes are an integral part of these financial statements.

Internet Broadcasting Systems, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE A – DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Internet Broadcasting Systems, Inc. (the “Company”) aims to transform how broadcast media leaders engage and interact with their audiences.  The Company offers scalable publishing solutions that power digital growth and strengthen consumer relationships.  The Company’s solutions include an innovative SaaS-based publishing platform, original syndicated content and sophisticated local advertising products.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.  Cash equivalents consist primarily of money market funds.  The carrying value of cash equivalents approximates fair value.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on its own historical write-off experience and determines the need for a specific reserve based on its review of past-due balances over 90 days.  The Company reviews its allowance for doubtful accounts monthly.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  There was no allowance for doubtful accounts balance at December 31, 2013 and 2012.

Property and Equipment

Computer hardware and software, furniture and equipment, and leasehold improvements are recorded at cost.  Amortization of leasehold improvements is calculated using the straight-line method over the shorter of the underlying lease term or the related useful life.

Depreciation of other property and equipment is calculated using a straight-line method over the following estimated useful lives:

Computer hardware	3 years
Computer software	3 – 8 years
Furniture and equipment	5 – 7 years
Leasehold improvements	7 years

The Company licensed certain software to serve as a foundation for its publishing platform and this software is being amortized over the 8 year term of the license agreement.  During 2013 and 2012, the Company disposed of approximately $40,000 and $3,300,000, respectively, in fully depreciated assets which consisted primarily of computer hardware and software.

Internet Broadcasting Systems, Inc.

NOTES TO FINANCIAL STATEMENTS – CONTINUED

December 31, 2013 and 2012

NOTE A – DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Long-Lived Assets

The Company reviews the carrying value of long-lived assets whenever events or changes in circumstances, such as market value, asset utilization, physical change, legal factors, or other matters, indicate that the carrying value may not be recoverable.  When the review indicates that the carrying value of the asset or group of assets representing the lowest level of identifiable cash flows exceeds the sum of the expected future cash flows (undiscounted and without interest charges), an asset write-down charge against operations is recognized.  The amount of the impairment loss is the amount by which the carrying value exceeds the fair value of the impaired asset or group of assets.  There were no impairment charges taken during the years ended December 31, 2013 and 2012.

Software Development Costs

The Company’s software development efforts are for internal use.  Development costs are expensed as incurred until the preliminary project stage is complete and management has authorized further funding for the project, which it deems probable of completion.  Software development costs incurred subsequent to the preliminary project stage are capitalized and amortized over their estimated useful lives.  Capitalization of development costs ceases no later than the point at which the project is substantially complete and ready for its intended purpose.  Capitalized software development costs for 2013 and 2012 were approximately $492,000 and $1,198,000, respectively.

Capitalized Interest

    The Company’s policy is to capitalize interest cost incurred on debt during the development of software projects.  The capitalized interest costs for 2013 and 2012 were approximately $8,000 and $15,000, respectively.

Revenue Recognition

The Company derives revenue from website development and providing products and services through website management. Revenue is recorded when services are performed.

Payments received in advance of providing services are deferred until the period such services are provided.  The Company also provides add-on products and services to clients beyond the original contract.  In these cases, revenue is recognized as the products and services are provided.

Approximately 84% and 83% of the Company’s revenues in 2013 and 2012 were earned from two customers.  Accounts receivable at December 31, 2013 and 2012 related to these customers were approximately $462,000 and $365,000, respectively.

Internet Broadcasting Systems, Inc.

NOTES TO FINANCIAL STATEMENTS – CONTINUED

December 31, 2013 and 2012

NOTE A – DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Research and Development

Expenditures for research and development costs are expensed as incurred.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance is provided for those deferred tax assets for which it is more likely than not that the related tax benefits will not be realized.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained.  Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized.  Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.  The Company recognizes interest and penalties related to uncertain tax positions as part of its provision for income taxes.

Stock-Based Compensation

The Company recognizes compensation expense in the financial statements for share-based awards over the vesting period based on their grant date fair value.  The Company estimates grant date fair value using the Black-Scholes option pricing model.  Compensation expense is recognized only for stock-based awards expected to vest.

Leases

The Company conducts its operations in leased facilities. Rent holidays, deferred lease credits, and escalating rent provisions are recognized on a straight-line basis over the term of the lease.

Discontinued Operations

During 2010, the Company sold certain net assets of its advertising network business.  As a result of the sale, the Company accrued for estimated obligations in 2010 that were not incurred and therefore resulted in income from discontinued operations in 2013.

Internet Broadcasting Systems, Inc.

NOTES TO FINANCIAL STATEMENTS – CONTINUED

December 31, 2013 and 2012

NOTE A – DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Ultimate results could differ from those estimates.  Significant items subject to such estimates and assumptions include the useful lives of long-lived assets; allowance for doubtful accounts; the valuation of deferred tax assets and share-based compensation; and reserves for legal and other contingencies.

Reclassifications

The Company has reclassified its depreciation expense of property and equipment and amortization of its intangible assets throughout the statements of operations.  The total amount of depreciation and amortization expense reclassified from cost of revenues to operating expense was $1,205,853 for the year ended December 31, 2012.

NOTE B – LIQUIDITY

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. For the fiscal years ended December 31, 2013 and 2012, the Company had a loss from continuing operations of $2,925,082 and $5,377,459. The Company has been managing cash flows by utilizing cash on hand, expanding revenues and reducing operating expenses. Substantially all of the assets of the Company were sold subsequent to year end, as outlined in Note K.

NOTE C – MANAGEMENT AGREEMENTS

The Company and Cable News Network (CNN) have operating agreements with terms through March 2015 to share content between CNN.com and certain websites the Company manages.

The Company has operating agreements with two customers through 2015 who are also investors in the Company.  Under these agreements, the Company provides website development and maintenance services in exchange for a monthly management fee.

The Company and Scripps Media, Inc. (Scripps) had an operating agreement with an initial term through December 2012, at which time the contract was terminated and not renewed.

The Company and Cox Media Group, Inc. (Cox) had an operating agreement under which the Company operated websites for Cox-owned television stations.  In consideration for these services, Cox was obligated to pay the Company management fees, as well as reimburse the Company for certain expenses. The Company and Cox agreed to extend the initial terms of the agreement thru January 2012, at which time the contract was terminated and not renewed.

Internet Broadcasting Systems, Inc.

NOTES TO FINANCIAL STATEMENTS – CONTINUED

December 31, 2013 and 2012

NOTE D – OTHER LONG-TERM OBLIGATIONS AND LONG-TERM DEBT

In December 2007, the Company entered into a Master Loan Agreement allowing for borrowings up to $6,000,000 to finance equipment purchased, with such equipment pledged as collateral for the loan.  The Company made total borrowings of $4,967,452 with interest rates ranging from 5.67% to 6.01% at December 31, 2012.  The loan arrangement required monthly payments of $83,037 with the final payment made in December 2013.  The loan is settled in full as of December 31, 2013.

In connection with the office lease in 2007, the Company entered into a loan agreement to fund $542,528 of leasehold improvements.  Debt was to be repaid monthly over the seven-year lease term and had a 10% interest rate.  Effective November 1, 2013, the Company executed an early renewal and extension of the office lease, whereby the original term was extended seven years.  The total leased square footage was reduced and the remaining debt was reclassified to deferred rent and straight-lined over the remaining eight years of the new lease term.

Also in connection with the headquarters’ 2007 relocation to St. Paul, the Company entered into a loan agreement with the Housing and Redevelopment Authority of St. Paul (HRA).  The Company received $507,615 in January 2008 to fund certain relocation costs.  Debt was amortized at the rate of 8.75% per annum for five years, paid annually.  Subject to certain provisions such as employment levels, the HRA forgives and discharges each $129,659 annual payment of principal and interest.  In 2012, $48,710 of a final year payment of $88,243 was forgiven.  The $48,710 forgiven amount was comprised of $3,919 interest and $44,791 principal.  The previously accrued $3,919 interest was reversed and the $44,791 forgiven principal was recorded as other non-operating income.  The loan was settled in full as of December 31, 2012.

The following is a summary of outstanding long-term debt as of December 31:

2012

Master loan agreement draw 1	$799,166
Master loan agreement draw 2	163,910
Tenant allowance loan	180,360

Total long-term debt	1,143,436
Less current maturities	(1,057,364)
$86,072

There is no long-term debt outstanding at December 31, 2013.

Internet Broadcasting Systems, Inc.

NOTES TO FINANCIAL STATEMENTS – CONTINUED

December 31, 2013 and 2012

NOTE E – EMPLOYEE STOCK OPTION PLAN

Employee stock options may be granted under the terms of the 2007 Stock Incentive Plan (the Plan), as amended, for the purchase of up to 10.5 million shares of common stock.  Prior to the adoption of the Plan, employee stock options were granted under the 1997 Stock Incentive Plan, which expired by its terms in 2007.  The terms of the option grants are determined by the board of directors, but in no event shall the period exceed 10 years from the date of grant.

Options issued may be either nonqualified or incentive stock options and vest and become exercisable over varying periods, as provided in the individual option agreements.  The exercise price of incentive stock options may not be less than 100% of fair market value of the stock at the date of grant.

There were no stock options granted in 2013 or 2012.

Total stock-based compensation expense recognized for the years ended December 31, 2013 and 2012 was $170,748 and $193,855, respectively.  Changes in options to purchase common stock as of and for the years ended December 31, 2013 and 2012 are as follows:

				Weighted
			Weighted	average
	Shares		average	remaining
	available	Options	exercise	contractual
	for grant	outstanding	price	term
Balance at December 31, 2011	5,016,315	5,483,685	$1.16	5.7
Forfeited from 2007 plan	391,250	(391,250)	1.58	-
Balance at December 31, 2012	5,407,565	5,092,435	1.13	4.7
Forfeited from 2007 plan	60,000	(60,000)	1.67	-
Balance at December 31, 2013	5,467,565	5,032,435	$1.12	3.7

Exercisable at December 31, 2013		4,291,994	$1.22	3.6

Internet Broadcasting Systems, Inc.

NOTES TO FINANCIAL STATEMENTS – CONTINUED

December 31, 2013 and 2012

NOTE E – EMPLOYEE STOCK OPTION PLAN – Continued

As of December 31, 2013, there is approximately $49,000 of total unrecognized stock-based compensation cost related to non-vested options which is expected to be recognized over 0.3 years.  The total fair value of stock options vested during the years ended December 31, 2013 and 2012 was approximately $330,000 and $611,000.  A summary of the status of the Company’s non-vested shares as of December 31, 2013 and 2012, and changes during the years then ended, is presented below:

		Weighted
		average
		grant-date
Non-vested options	Options	fair value
Balance at January 1, 2012	2,469,897	$0.55
Vested	(1,090,263)	0.56
Forfeited	(15,729)	1.31
Balance at December 31, 2012	1,363,905	0.53
Vested	(623,464)	0.53
Balance at December 31, 2013	740,441	$0.53

NOTE F – INCOME TAXES

The components of the provision for income taxes are as follows for the years ended December 31, 2013 and 2012:

	2013	2012
Current:
Federal	$-	$-
State	-	(2,299)
Deferred:
Federal	(921,000)	(1,664,000)
State	127,000	153,000
Valuation allowance	794,000	1,511,000

Income tax benefit	$-	$(2,299)

Internet Broadcasting Systems, Inc.

NOTES TO FINANCIAL STATEMENTS – CONTINUED

December 31, 2013 and 2012

NOTE F – INCOME TAXES – Continued

During 2013 and 2012, the Company created net operating loss carryforwards to offset future federal and state taxable income.  The current income tax benefit mainly consists of state income tax.  The income tax benefit differed from the amount computed by applying the U.S. federal income tax rate of 34% to net loss before income taxes for the years ended December 31, 2013 and 2012 as a result of the following:

	2013	2012

Computed “expected” tax benefit	34.0%	34.0%
State income tax, net of federal benefit	1.3	0.9
Change in federal valuation allowance	(27.6)	(28.0)
Stock options	(1.0)	(2.6)
State net operating loss expirations	(5.5)	(2.6)
Other and permanent items	(1.2)	(1.7)
	-%	-%

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 2013 and 2012 are as follows:

	2013	2012
Deferred tax assets:
Net operating loss and credit carryforwards	$28,644,000	$28,202,000
Reserves and accruals	171,000	271,000
Stock compensation	150,000	136,000
Other	4,000	4,000

Total deferred tax assets	28,969,000	28,613,000

Valuation allowance	(28,269,000)	(27,475,000)

Net deferred tax assets	700,000	1,138,000

Deferred tax liabilities:
Depreciation	(700,000)	(1,138,000)

Net deferred tax assets	$-	$-

Internet Broadcasting Systems, Inc.

NOTES TO FINANCIAL STATEMENTS – CONTINUED

December 31, 2013 and 2012

NOTE F – INCOME TAXES – Continued

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible.  The Company considers its scheduling of temporary differences, projected future taxable income, and tax planning strategies in making its assessment of whether there will be sufficient taxable income in future periods to offset deductible temporary differences as of December 31, 2013 and 2012.  Based on the level of historical taxable income, management believes that it is more likely than not that the Company will not realize the benefits of these deductible differences.  Accordingly, the Company has provided a valuation allowance against the net deferred tax assets as of December 31, 2013 and 2012.

As of December 31, 2013, the Company has recorded U.S. federal net operating loss and credit carryforwards of approximately $88,900,000.  If utilized, the net tax benefit on approximately $2,821,000 of such carryforwards will be recorded to additional paid-in capital instead of the statement of operations.  The federal net operating loss carryforwards expire in the years 2014 through 2033.

Federal tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership of the Company, as defined by the Internal Revenue Code Section (“IRS”) 382.  The Company’s net operating loss carryforward may be subject to the above limitations. An IRS 382 study was performed through April 30, 2009 and no changes in ownership have been identified through that period.  Management has not updated the study as they believe there have been no significant ownership changes that would require them to re-evaluate.

The Company calculated a beginning reserve for uncertainty in income taxes as of January 1, 2009 of $2,123,000.  The Company has net operating loss carryforwards, so the beginning reserve was recorded as an offset to those net operating losses recorded for financial statement purposes.  There has been no change in the reserve since January 1, 2009 and the Company does not expect that unrecognized tax benefits will significantly increase or decrease during the twelve months beginning January 1, 2014.

The Company recognizes interest and penalties related to uncertain tax provisions as part of its provision for income taxes.  The Company currently has net operating losses.  Therefore, any effect of the unrecognized tax benefits would be an offset to the net operating loss carryforwards, and accordingly, there is no interest or penalties recorded on the balance sheet for such reserves.  The Company is currently open to audit under the statute of limitations by the Internal Revenue Service and the appropriate state income taxing authorities from 1999 to 2012, due to the net operating loss carryforwards from those years.

Internet Broadcasting Systems, Inc.

NOTES TO FINANCIAL STATEMENTS – CONTINUED

December 31, 2013 and 2012

NOTE G – RELATED-PARTY TRANSACTIONS

The Company engaged a board member to provide consulting services relating to merger and acquisition and other strategic services to the Company.  Cash compensation for these services was $75,000 during the year ended December 31, 2012.  The member left the board at the end of 2012 and therefore the Company did not incur the related compensation expense during the year ended December 31, 2013.

The Company has entered into a content license agreement with a certain equity investor that resulted in approximately $122,000 and $131,000 of cost of revenues in 2013 and 2012, respectively.  The Company also has a reciprocal license agreement with this equity investor for which no financial exchange occurs.

As described in Note C, the Company has operating agreements with certain equity investors that generated approximately $16,900,000 and $17,200,000 of revenue for 2013 and 2012, respectively.  Accounts receivable from these equity investors were approximately $465,000 and $366,000 at December 31, 2013 and 2012, respectively.

NOTE H – LEASE COMMITMENTS

Minimum payments on non-cancelable operating lease obligations are for office space and office equipment. Rent expense for 2013 and 2012 was approximately $611,000 and $740,000, respectively.

Future minimum lease payments are approximately as follows for the years ending December 31:

2014	$318,000
2015	314,000
2016	315,000
2017	322,000
2018	322,000
2019 and thereafter	958,000

NOTE I – DEFINED CONTRIBUTION PLAN

The Company participates in a 401(k) savings plan covering substantially all of its employees.  Discretionary contributions may be made by the Company based on its financial performance.  The Company’s contributions to this plan in each of 2013 and 2012 were approximately $112,000.

Internet Broadcasting Systems, Inc.

NOTES TO FINANCIAL STATEMENTS – CONTINUED

December 31, 2013 and 2012

NOTE J – COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Company receives assertions or claims from third parties arising from the normal course of business; however, there is currently no significant litigation pending.  In management’s opinion, these assertions or claims are not expected to materially impact the Company’s results of operations or financial condition.

Tender Offer

The Company underwent a capital restructuring in 2005 and a Restructuring Agreement was signed with its shareholders at the time. A term of the Restructuring Agreement includes that, for a period of three years, beginning in December 2014, assuming the Company had legally available funds to do so, the Company would be required to offer to purchase in installments all the outstanding common stock at a price of not less than $1.42 per share, such that in the third year the Company would have offered to purchase 100% of the then-outstanding common shares (the “Tender Offer”). The total purchase price for such Tender Offer would have been approximately $113,000,000. The Company’s obligation to make these Tender Offers could have been waived by a majority of certain holders of common shares, as long as such majority includes at least 50% of the shares held by a certain noncustomer shareholder for so long as that shareholder (or its permitted transferees) owns at least 10% of the outstanding common stock. The tender offer requirement was eliminated subsequent to year end as outlined in Note K.

NOTE K – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 6, 2014, which is the date these financial statements were available to be issued.

On March 12, 2014, the Company entered into an Asset Purchase Agreement, with Nexstar Broadcasting, Inc. (“Nexstar”), a Delaware corporation, whereby Nexstar agreed to purchase substantially all the assets of the Company for a purchase price of $20,000,000, subject to a net working capital adjustment as set forth in the Agreement.  This transaction closed on April 2, 2014, with an effective date of April 1, 2014.

On March 22, 2014, the Company amended the Restructuring Agreement to remove the obligation of the Company to repurchase shares of the Company’s common stock through self-tender offers.